                                                                    EXHIBIT 4.05



                                  $125,000,000

                                HNC SOFTWARE INC.

           5.25% CONVERTIBLE SUBORDINATED NOTES DUE SEPTEMBER 1, 2008


                          REGISTRATION RIGHTS AGREEMENT


Credit Suisse First Boston Corporation                           August 24, 2001
Goldman, Sachs & Co.
U.S. Bancorp Piper Jaffray Inc.

c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:

        HNC Software Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and U.S. Bancorp Piper Jaffray Inc. (collectively, the "INITIAL PURCHASERS"), upon the terms set forth in a purchase agreement dated August 20, 2001 (the "PURCHASE AGREEMENT"), $125,000,000 aggregate principal amount of its 5.25% Convertible Subordinated Notes due September 1, 2008 (the "NOTES"). The Notes will be issued pursuant to an Indenture, dated as of August 24, 2001 (the "INDENTURE"), between the Company and State Street Bank and Trust Company of California, N.A., as trustee (the "TRUSTEE"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company agrees with the Initial Purchasers, for the benefit of (i) the Initial Purchasers as Initial Purchasers and (ii) the beneficial owners (including the Initial Purchasers) from time to time of the Notes and of the Underlying Common Stock (as defined herein) issued upon conversion of the Notes (each of the foregoing, a "HOLDER" and, collectively, the "HOLDERS"), as follows:

        1. Shelf Registration.

        (a) The Company shall prepare and file with the Securities and Exchange Commission (the "COMMISSION") as soon as practicable but in no event later than 90 days (such 90th day being a "FILING DEADLINE") after the latest date on which the Initial Purchasers purchase the Notes pursuant to the Purchase Agreement (the "CLOSING DATE"), a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended (the "SECURITIES ACT") (a "SHELF REGISTRATION STATEMENT"), registering the resale from time to time by Holders thereof (who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement) of all of the Registrable Securities (defined herein) (the "INITIAL SHELF REGISTRATION STATEMENT"). The Initial Shelf Registration Statement shall be on an appropriate form under the Securities Act permitting registration of such Registrable Securities for resale by such Holders from time to time in accordance with the methods of distribution elected by the Holders and set forth in the Initial Shelf Registration Statement. The Company shall use its reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event within one hundred and eighty (180) days after the Closing Date (the "EFFECTIVENESS DEADLINE DATE"), and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act to permit the prospectus included therein to be lawfully delivered by the Holders of the Registrable Securities,


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for a period of two years (or for such longer period if extended pursuant to
Section 2(h) below) from the date the Company files the Initial Shelf Registration Statement or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are, with respect to such securities held by non-affiliates, eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act, or any successor rule thereof (such period, the "EFFECTIVENESS PERIOD"). The Company shall be deemed not to have used its reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period, unless such action is required by applicable law. At the time the Initial Shelf Registration Statement is declared effective, each Holder who has provided the Company with an appropriately completed Notice and Questionnaire (as defined herein) on or prior to the date five (5) Business Days prior to such time of effectiveness and who holds Registrable Securities, shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable law. None of the Company's security holders (other than the Holders of Registrable Securities) shall have the right to include any of the Company's securities in the Shelf Registration Statement.

        (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement (defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder have been resold pursuant thereto or have otherwise ceased to be Registrable Securities), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "SUBSEQUENT SHELF REGISTRATION STATEMENT"). If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective until the end of the Effectiveness Period.

        (c) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or, to the extent to which the Company does not reasonably object, as reasonably requested by (i) the Initial Purchasers in the event that they are participating in the Shelf Registration Statement or
(ii) the Trustee on behalf of a majority in interest of the registered Holders.

        (d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related prospectus, it will do so only in accordance with this Section 1(d) and Section 2(h). Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related prospectus agrees to deliver a Notice and Questionnaire to the Company at least five (5) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required under the Securities Act so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "AMENDMENT EFFECTIVENESS DEADLINE DATE") that is forty-five (45) days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder copies of any documents filed pursuant to clause (i) of this Section 1(d); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to clause (i) of this Section 1(d); provided that if such


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Notice and Questionnaire is delivered during a Deferral Period (as defined in
Section 2(h)), the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and
(iii) above upon expiration of the Deferral Period in accordance with Section 2(h). Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that has not submitted a Notice and Questionnaire to the Company as a selling securityholder in any Registration Statement or related prospectus and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to ten (10) days from the expiration of a Deferral Period (and the Company shall incur no obligation to pay Additional Interest during such extension) if such Deferral Period is in effect on the Amendment Effectiveness Deadline Date. Any Holder who, subsequent to the date the Initial Shelf Registration Statement is declared effective, provides a Notice and Questionnaire required by this Section 1(d) pursuant to the provisions of this Section (whether or not such Holder has supplied the Notice and Questionnaire at the time the Initial Shelf Registration Statement was declared effective) shall be named as a selling securityholder in the Shelf Registration Statement and related prospectus in accordance with the requirements of this Section 1(d).

        (e) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

        (f) As used in this Agreement, the following terms shall have the following meanings:

               "APPLICABLE CONVERSION PRICE" as of any date of determination means the Conversion Price in effect as of such date of determination or, if no Notes are then outstanding, the Conversion Price that would be in effect were Notes then outstanding.

               "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

               "COMMON STOCK" means the shares of common stock, $0.001 par value per share, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, including the Underlying Common Stock.

               "CONVERSION PRICE" has the meaning assigned to such term in the Indenture.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

               "NOTICE AND QUESTIONNAIRE" means a written notice delivered to the Company by a Holder containing any information with respect to the Holder necessary to amend the Registration Statement or supplement the related prospectus with respect to the intended distribution of Registrable Securities by such Holder.

               "NOTICE HOLDER" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date and holds Registrable Securities as of such date.

               "REGISTRABLE SECURITIES" means the Notes, until such Notes have been converted into or exchanged for the Underlying Common Stock and, at all times subsequent to any such conversion or exchange, the Underlying Common Stock and any securities into or for which such Underlying Common Stock have been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it,


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        (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) under the Securities Act were it not held by an Affiliate of the Company or (iii) its sale to the public pursuant to Rule 144, and (B) as a result of the event or circumstance described in any of the foregoing clauses (i) through (iii), the legends with respect to transfer restrictions required under the Indenture are removed or removable in accordance with the terms of the Indenture or such legend, as the case may be.

               "UNDERLYING COMMON STOCK" means the Common Stock into which the Notes are convertible or issued upon any such conversion.

        2. Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

        (a) The Company shall (i) furnish to the Initial Purchasers, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and the Company shall use its reasonable best efforts to reflect in the Shelf Registration Statement, when so filed with the Commission, such comments as the Initial Purchasers reasonably may propose; and
(ii) include the names of the Holders who propose to sell Registrable Securities pursuant to the Shelf Registration Statement as selling securityholders.

        (b) The Company shall give written notice to the Initial Purchasers and the Holders (which notice pursuant to clauses (ii) through (v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

               (i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

               (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

               (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (v) of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

        (c) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale.

        (d) The Company shall furnish to each Holder of Registrable Securities included within the coverage of the Shelf Registration Statement, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

        (e) The Company shall, during the Effectiveness Period, deliver to each Holder of Registrable Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including


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each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

        (f) Prior to any public offering of the Registrable Securities pursuant to any Registration Statement the Company shall register or qualify or cooperate with the Holders of the Registrable Securities included therein and their respective counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of Registrable Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

        (g) The Company shall cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Registrable Securities pursuant to such Registration Statement.

        (h) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 2(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchasers and the Holders of Registrable Securities in accordance with paragraphs (ii) through (v) of Section 2(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers and the Holders of Registrable Securities shall suspend use of such prospectus (such period during which the availability of the Registration Statement and any related prospectus is suspended being a "DEFERRAL PERIOD"), and the period of effectiveness of the Shelf Registration Statement provided for in Section 1(a) above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers and the Holders of Registrable Securities shall have received such amended or supplemented prospectus pursuant to this Section 2(h). The Company will use its best efforts to ensure that the use of the prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 2(h) to suspend the availability of the Shelf Registration Statement or any prospectus, without incurring or accruing any obligation to pay Additional Interest pursuant to
Section 5(a), for one or more periods not to exceed 60 days in any 90-day period and not to exceed, in the aggregate, 90 days in any 12-month period.

        (i) Not later than the effective date of the Initial Shelf Registration Statement, the Company will provide a CUSIP number for the Registrable Securities and provide the applicable trustee with printed certificates for the Notes in a form eligible for deposit with The Depository Trust Company.

        (j) The Company shall prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 1(a) and shall cause the related prospectus to be supplemented by any required prospectus supplement to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act. The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or


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90 days, if such period is a fiscal year) beginning with the first month of the
Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

        (k) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

        (l) The Company may require each Holder of Registrable Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Registrable Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Registrable Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

        (m) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder shall reasonably request in order to facilitate the disposition of the Registrable Securities pursuant to any Shelf Registration.

        (n) The Company shall (i) make available, at reasonable times and in a reasonable manner, for inspection by the Holders of Registrable Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of Registrable Securities or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of Registrable Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement prior to its effectiveness, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that in the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 3 hereof; and provided further, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality.

        (o) The Company, if requested by any Holder of Registrable Securities covered thereby, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Registrable Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its subsidiaries; the qualification of the Company and its subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 2(m) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Registrable Securities; the absence of material legal or governmental proceedings involving the Company and its subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Registrable Securities, or any agreement of the type referred to in Section 2(m) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of


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any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Registrable Securities and (iii) its independent public accountants (and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement) to provide to the selling Holders of the applicable Registrable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

        (p) The Company will use its best efforts to (a) if the Notes have been rated prior to the initial sale of such Notes, confirm such ratings will apply to the Registrable Securities covered by a Registration Statement, or (b) if the Notes were not previously rated, cause the Registrable Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement, or by the managing underwriters, if any.

        (q) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "RULES") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Registrable Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

        (r) The Company shall use its reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

        (s) The Company shall as promptly as practicable (if reasonably requested by any Holder who has delivered a Notice and Questionnaire and holds Registrable Securities or by any Initial Purchasers (with respect to any portion of an unsold allotment from the original offering if such Initial Purchaser is participating in the Shelf Registration Statement)), incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as such Holder or Initial Purchaser shall, on the basis of an opinion of nationally recognized counsel experienced in such matters, determine to be required to be included therein and make any required filings of such prospectus supplement or such post-effective amendment; provided that the Company shall not be required to take any actions under this Section 2(s) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law.

        (t) The Company shall use its reasonable efforts to cause the Underlying Common Stock to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed, to the extent the Underlying Common Stock satisfies applicable listing requirements.

        3. Registration Expenses.

        (a) All expenses incident to the Company's performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation:

               (i) all registration and filing fees and expenses;


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               (ii) all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

               (iii) all expenses of printing, messenger and delivery services and telephone;

               (iv) all fees and disbursements of counsel for the Company;

               (v) all application and filing fees in connection with listing the Underlying Common Stock on a national securities exchange or automated quotation system pursuant to the requirements thereof; and

               (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

        (b) In connection with any Registration Statement required by this Agreement, the Company will bear or reimburse the Notice Holders for the reasonable fees and disbursements of one firm of legal counsel, which shall initially be Wilson Sonsini Goodrich & Rosati, P.C., but which may, with the written consent of the Credit Suisse First Boston Corporation (which consent shall not be unreasonably withheld), be another nationally recognized law firm experienced in securities law matters designated by the Company.

        4. Indemnification.

        (a) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling persons are referred to collectively as the "INDEMNIFIED PARTIES") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Registrable Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Registrable Securities concerned, to the extent that a prospectus relating to such Registrable Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Registrable Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify any underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders if requested by such Holders.

        (b) Each Holder of Registrable Securities, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

        (c) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this
Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. Notwithstanding the indemnifying party's election to assume the defense of the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel) and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection
(a) or (b) above: (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this
Section 4(d), the Holders of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Registrable Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

        (e) The agreements contained in this Section 4 shall survive the sale of the Registrable Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

        5. Additional Interest Under Certain Circumstances.

        (a) Additional interest (the "ADDITIONAL INTEREST") with respect to the Registrable Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iv) below being herein called a "REGISTRATION DEFAULT"):

        (i) the Initial Shelf Registration Statement required by this Agreement is not filed with the Commission on or prior to the Filing Deadline;

        (ii) the Initial Shelf Registration Statement required by this Agreement is not declared effective by the Commission on or prior to the Effectiveness Deadline Date;

        (iii)  the Company has failed to perform its obligations set forth in
               Section 1(d) within the time period required therein; or

        (iv) any Registration Statement required by this Agreement has been declared effective by the Commission but (A) such Registration Statement thereafter ceases to be effective or (B) such Registration Statement or the related prospectus ceases to be usable in connection with resales of Registrable Securities during the periods specified herein and the Company does not cure such events with respect to the Shelf Registration Statement within five (5) Business Days by a post-effective amendment, an additional Shelf Registration Statement being filed and declared effective or a report filed pursuant to the Exchange Act or, if applicable, the Company does not terminate any Deferral Period within the time required by Section 2(h).

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

        Additional Interest shall accrue on the Registrable Securities over and above the interest set forth in the title of the Registrable Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.50% per annum (the "ADDITIONAL INTEREST RATE") of the aggregate principal amount of the Notes that are Registrable Securities. In the case of Notes that have been converted into or exchanged for Underlying Common Stock, Additional Interest shall accrue at a per annum rate equal to 0.50% of the Applicable Conversion Price of such shares of Underlying Common Stock that are Registrable Securities. In the case of Additional Interest accruing solely as a result of a Registration Default of the type described in Section 5(a)(iii), such Additional Interest shall be paid only to the Holders that have delivered Notice and Questionnaires that caused the Company to incur the obligations set forth in Section 1(d) the non-performance of which is the basis of such Registration Default. Any Additional Interest accrued with respect to any Note or portion thereof called for redemption on a redemption date or converted into Underlying Common Stock on a conversion date prior to the interest payment date with respect to the Notes under the Indenture, shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). Notwithstanding the foregoing, no Additional Interest shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) the expiration of the Effectiveness Period. The rate of accrual of the Additional Interest with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Registration Defaults. Following the cure of all Registration Defaults requiring the payment by the Company of Additional Interest to the Holders of Registrable Securities pursuant to this Section, the accrual of Additional Interest will cease (without in any way limiting the effect of any subsequent Registration Default requiring the payment of Additional Interest by the Company).

        The Trustee shall be entitled, on behalf of Holders of Notes or Underlying Common Stock, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Additional Interest.

        All of the Company's obligations set forth in this Section 5 that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full.

        The parties hereto agree that the additional interest provided for in this Section 5 constitutes a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Initial Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

        (b) Any amounts of Additional Interest due pursuant to Section 5(a) will be payable in cash on the regular interest payment dates with respect to the Registrable Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest Rate by the principal amount of the Registrable Securities or the Applicable Conversion Price of the Registrable Securities, as applicable, and further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360. The Registrable Securities entitled to payment of Additional Interest shall be determined as of the Business Day immediately preceding the next regular interest payment date with respect to the Registrable Securities.

        6. Rules 144 and 144A. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Notes identified to the Company by the Initial Purchasers upon request. Upon the request of any Holder of Notes, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

        7. Underwritten Registrations. If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("MANAGING UNDERWRITERS") will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities to be included in such offering, provided however, that such Managing Underwriters will be reasonably acceptable to the Company.

        No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

        8. Miscellaneous.

        (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 1 and 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 1 and 2 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

        (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Registrable Securities affected by such amendment, modification, supplement, waiver or consents.

        (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission or air courier that guarantees overnight delivery:

               (1) if to a Holder of the Registrable Securities, at the most current address given by such Holder to the Company.

               (2) if to the Initial Purchasers:

                      Credit Suisse First Boston Corporation
                      Eleven Madison Avenue
                      New York, NY 10010-3629
                      Fax No.: (212) 325-8278

                      Attention: Transactions Advisory Group

                      Goldman, Sachs & Co.
                      85 Broad Street
                      11th Floor
                      New York, NY 10004
                      Fax: (212) 346-3594
                      Attention: Special Execution

                      U.S. Bancorp Piper Jaffray Inc.
                      800 Nicollet Mall
                      8th Floor
                      Minneapolis, MN 55402
                      Fax:
                      Attention:

                  with a copy to:

                      Wilson Sonsini Goodrich & Rosati
                      Professional Corporation
                      650 Page Mill Road
                      Palo Alto, CA 94304-1050
                      Attention: John A. Fore

               (3)    if to the Company, at its address as follows:

                      HNC Software Inc.
                      5935 Cornerstone Court West
                      San Diego, CA 92121-3728
                      Fax: 949-775-2600
                      Attention: Chief Financial Officer

                  with a copy to:

                      Fenwick & West LLP
                      Two Palo Alto Square
                      Palo Alto, CA 94306
                      Fax: 650-494-1417
                      Attention: Kenneth A. Linhares

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

        (e) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

        (f) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

        (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

        (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (k) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (other than subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Initial Purchasers a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

                                        Very truly yours,

                                        HNC SOFTWARE INC.


                                        By: /s/ Kenneth Saunders
                                        Name: Kenneth Saunders
                                        Title: Chief Financial Officer
                                               and Secretary


The foregoing Registration Rights
Agreement is hereby confirmed and
accepted as of the date first
above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.
U.S. BANCORP PIPER JAFFRAY INC.

BY: CREDIT SUISSE FIRST BOSTON CORPORATION

By: /s/ Vikram Limaye
Name: Vikram Limaye
Title: Vice President